UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2014

Torvec, Inc.

(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events

On July 30, 2014, Torvec published a Chief Executive Officer Update on its corporate website, www.torvec.com. The full text of this CEO Update is as follows:

“Torvec is going through some major changes. I feel that they will give us our best chance for future success.

First, we are re-prioritizing our research and development. As I have said many times “The IsoTorque differential may be a good product, but the pump will be the company.” At this point in our development it seems this will be the case. Our pump technology is on schedule and our preliminary findings and testing are encouraging, and they show advantages over existing competition. We hope to have the pump ready for independent testing in the 4th quarter 2014 and if all goes well to have a preproduction prototype in the first quarter 2015. This will be a fixed displacement pump. We are also working on designs for a variable displacement pump and plan to have a preproduction prototype in the 2nd or 3rd quarter of 2015. Again, if all goes well we expect to have revenue from the pump by or in 2016.

Our second priority is a new product for which we are currently doing due diligence and research. For competitive reasons I am not ready to talk about this except to say it has potential to be in a large market and we could be ready to start marketing in early 2015. More information to come.

Our third and lowest priority is now the IsoTorque differential. There are 3 basic reasons for this:

1)

Although, from a performance standpoint, the IsoTorque is superior to the rest of the marketplace, we still have durability problems at extreme impact loads. We will continue to work on this but a timeline is hard to predict.

2)	Even after the product is ready, we will have at least a year and probably 2 or more years to actually generate revenue, due to the extensive testing required by OEM’s.

3)	Along the same line as number 2, it is a very hard market to break into. There are large Tier 1 and Tier 2 companies that have long standing relationships with the OEM’s.

This being said, I feel that if we are able to solve the extreme load durability problems, we will eventually have a viable and successful product down the road.

Because of these strategic changes, we are also restructuring our staff. Dr. Mark McVea has left the company as CTO. His position will not be filled for now. Because Mark’s value is in the IsoTorque and gear technology, we have a consulting agreement in which he will give 100% of his Torvec consulting time to developing a viable differential. Our focus will be on — and 1 ton pickup trucks, BAIC (China), and later-front wheel drive. With Mark’s departure and other cost cutting initiatives we expect to have enough resources to get us to a self-sustaining revenue position.

We are intending to raise up to an additional $1 million in the last quarter of 2014 through a private placement offering. We already have verbal commitments for a large part of that from existing shareholders, officers, and board members.

I have said in the past that it is usually a 5 year process to get a company from 0 to profitability. I am hopeful that we are headed in that direction.

Although it is impossible to predict success, I feel we have the right people in the right places to best position us for the future.

Again, thank you for your confidence and your patience.

Dick Kaplan, CEO”

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

July 30, 2014	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer

4